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                                                                 Exhibit (n)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of Separate Account VL-R of our report dated April 24, 2017, relating to the financial statements of Separate Account VL-R, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 24, 2017, relating to the consolidated financial statements of American General Life Insurance Company, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 25, 2017, relating to the statutory basis financial statements of American Home Assurance Company, which appears in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas

April 26, 2017